Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares National Muni Bond ETF (ISHMUNI) iShares Short-Term National Muni Bond ETF (NAT0-5) iShares New York Muni Bond ETF (ISHNY)
BlackRock Muni New York Intermediate Duration Fund, Inc.
(MNE)
BlackRock Muni Intermediate Duration Fund, Inc. (MUI)
BlackRock Strategic Municipal Opportunities Fund of
BlackRock Series Trust (BR-SMO-IG)
BlackRock Allocation Target Shares : Series E Portfolio
(BATSE)
BlackRock Municipal Income Investment Quality Trust (BAF)
BlackRock Municipal Income Investment Trust (BBF)
BlackRock Municipal Income Trust (BFK)
BlackRock Municipal Income Trust II (BLE)
BlackRock Strategic Municipal Trust (BSD)
BlackRock Long-Term Municipal Advantage Trust (BTA)
BlackRock Municipal Income Quality Trust (BYM)
BlackRock MuniEnhanced Fund, Inc. (MEN)
BlackRock MuniYield Investment Quality Fund (MFT)
BlackRock MuniHoldings Fund, Inc. (MHD)
BlackRock MuniYield Quality Fund II, Inc. (MQT)
BlackRock MuniYield Quality Fund, Inc. (MQY)
BlackRock MuniHoldings Fund II, Inc. (MUH)
BlackRock MuniVest Fund II, Inc. (MVT)
BlackRock MuniYield Fund, Inc. (MYD)
BlackRock MuniYield Investment Fund (MYF)
BlackRock MuniYield Quality Fund III, Inc. (MYI)
BlackRock New York Municipal Opportunities Fund of
BlackRock Multi-State Mu (BR-NYMO)
BlackRock New York Municipal Income Trust II (BFY)
BlackRock New York Municipal Income Trust (BNY)
BlackRock New York Municipal Bond Trust (BQH)
BlackRock New York Municipal Income Quality Trust (BSE)
BlackRock MuniHoldings New York Quality Fund, Inc. (MHN)
BlackRock MuniYield New York Quality Fund, Inc. (MYN)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
05-24-2017


Security Type:
BND/MUNI


Issuer
Hudson Yards Infrastructure Corporation
econd Indenture Revenue Bonds 2017 Series
A

Selling
Underwriter
Goldman Sachs & Co.

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Goldman Sachs & Co., Samuel A. Ramirez &
Company,Inc., J.P. Morgan Securities
LLC, ,Loop Capital Markets LLC, ,Merrill
Lynch,Pierce,Fenner & Smith Incorporated,
Citigroup Global Markets Inc., Barclays
Capital Inc., Citigroup Global Markets
Inc., Jefferies LLC, RBC Capital Markets,
Raymond James & Associates,Inc., Siebert
Cisneros Shank & Co.,L.L.C.,Wells Fargo
Securities,LLC, Academy
Securities,Inc.,Blaylock Beal Van,LLC, BNY
Mellon Capital Markets,LLC, ,Cabrera
Capital Markets,LLC,Drexel Hamilton,LLC,
Fidelity Capital Markets,FTN Financial
Capital Markets, Hilltop Securities Inc.,
Janney Montgomery Scott LL, Mesirow
Financial Inc, Mischler Financial Group,
Morgan Stanley & Co. LLC, Oppenheimer &
Co, PNC Capital Markets LLC, Roosevelt &
Cross,Inc, Rice Financial Products
Company, Stern Brothers & Co., Stifel
Nicolaus & Company, Inc, TD Securities
(USA) LLC, U.S. Bancorp Investments, Inc,
The Williams Capital Group, LP

Transaction Details

Date of Purchase
05-24-2017


Purchase
Price/Share
(per share / %
of par)
$116.943
$119.318
$123.504
$122.006
$122
$119.712
$118.49
$117.468
$116.915
$116.092
$115.819
$104.668
$115.547



Total
Commission,
Spread or
Profit
0.461%


1.	Aggregate Principal Amount Purchased
(a+b)
$118,335,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$68,960,000

b. Other BlackRock Clients
$49,375,000

2.	Aggregate Principal Amount of
Offering
$2,108,465,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.05612

Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[x] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date:
05-30-2017

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
05-30-2017

Global Syndicate Team Member